Exhibit (j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to PricewaterhouseCoopers LLP under the heading “Financial Highlights” in this Registration Statement for the funds listed below on Form N-1A of The Select Sector SPDR Trust.

Listing of Funds

The Communication Services Select Sector SPDR Fund

The Consumer Discretionary Select Sector SPDR Fund

The Consumer Staples Select Sector SPDR Fund

The Energy Select Sector SPDR Fund

The Financial Select Sector SPDR Fund

The Health Care Select Sector SPDR Fund

The Industrial Select Sector SPDR Fund

The Materials Select Sector SPDR Fund

The Real Estate Select Sector SPDR Fund

The Technology Select Sector SPDR Fund

The Utilities Select Sector SPDR Fund

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 28, 2021